Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Telecommunications Debenture-Backed Series 2003-14
*CUSIP:    21988G106   Class   A-1
           21988GCT1   Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of    November 15, 2003.....                                  $0.00
        Scheduled Income received on securities.....               $789,750.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$789,749.84
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.16
Balance as of    May 15, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    November 15, 2003.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    May 15, 2004.....                                       $0.00


               UNDERLYING SECURITIES HELD AS OF   May 15, 2004

           Principal
             Amount                  Title of Security
           ----------                -----------------
 v          $27,000,000   BellSouth Telecommunications, Inc. 5.85% Debentures
                          due November 15, 2045
                          *CUSIP:   079867AN7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.